Exhibit 8.1

Linklaters LLP 1345 Avenue of the Americas New York, NY 10105 Telephone (+1) 212 903 9000 Facsimile (+1) 212 903 9100

Board of Directors

AMEC plc

Global Headquarters

4th Floor, Old Change House

128 Queen Victoria Street

London, EC4V 4BJ

United Kingdom

Board of Directors

AMEC International Investments BV

Facility Point, Meander 251

6825 MC Arnhem

The Netherlands

October 2, 2014

Dear Sirs,

1.                                   We have acted as special United States counsel for AMEC plc (the “Company”), a company organised under the laws of England and Wales, in connection with the registration statement on Form F-4 (as amended or supplemented through the date hereof, the “Registration Statement”), filed with the United States Securities and Exchange Commission, under the Securities Act of 1933 (the “Securities Act”), for the registration of ordinary shares of the Company in connection with the offer (the “Offer”) by the Company, through AMEC International Investments BV, a company organised under the laws of the Netherlands and a wholly owned subsidiary of the Company, to acquire all of the issued and to be issued registered shares, par value CHF3.00 per share, of Foster Wheeler AG, as described in the Registration Statement.

2.                                   Our opinion is limited to the federal income tax laws of the United States and is based on that law, including judicial decisions and administrative guidance, as currently in effect, which law is subject to change, including change with retroactive effect.

3.                                   We have assumed that all information described in the Registration Statement (including information, intentions, expectations and beliefs regarding the future activities of the Company, but not including statements regarding U.S. federal income tax law, which are the subject of this opinion) is, and will continue to be (and will prove to be), accurate and complete in all material respects. On the basis of our consideration of such matters of fact and law as we have deemed necessary or appropriate, we hereby confirm to you that our opinion as to the U.S. tax consequences to a U.S. holder of (i) the exchange of Foster Wheeler shares for Company securities, cash or both pursuant to the Offer or, if applicable, a statutory squeeze-out merger under Swiss law (the “Acquisition”), and (ii) the ownership and disposition of any Company securities received in the Acquisition is as set forth in the Registration Statement under the heading “Material Tax Consequences — Material US Federal Income Tax Considerations”, subject to the assumptions and limitations set forth therein.

4.                                   The opinion expressed above is specific to the transaction and documents referred to herein and is based upon the facts known to us. Our opinion should not be assumed to state general principles of law applicable to transactions of this kind.

5.                                   No opinion is expressed herein as to the United States federal income tax consequences of the transactions referenced herein except as expressly set forth above, nor as to any transaction not consummated in accordance with the terms of the documents reviewed by us. In addition, no opinion is expressed herein as to any United States state or local tax consequence, or any tax consequence under the laws of any foreign jurisdiction.

6.                                   Our opinion is rendered as of the date hereof, and we assume no obligation to advise you, or to make any further investigations, as to any legal developments or factual matters that might affect the opinions expressed herein.

7.                                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the Tender Offer Statement on Schedule TO filed by the Company and AMEC International Investments BV, and to the references to us therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Linklaters LLP

Linklaters LLP